UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2005

BNCCORP, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26290	45-0402816
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 East Main, Bismarck, North Dakota       58501

                (Address of principal executive offices)(Zip Code)

(701) 250-3040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 7, 2005, the Compensation Committee of the Board of Directors of BNCCORP, Inc. (the “Company”) set objective performance goals for the key members of the Company’s management team to earn an annual bonus for the fiscal year ending December 31, 2005. Any cash awards payable under the bonus plan will be based on the Company’s financial performance and based on the level of achievement of the following objective performance goals: earnings per share and net interest margin improvement, loan growth and quality, growth in core deposits and non-interest income, productivity improvements as measured by the Company’s efficiency ratio and common stock price improvement. Amounts payable will also be reduced to the extent any of the performance goals are not met and not paid at all if any of the triggers for nonpayment occur. The maximum amount that any named executive officer can earn as a bonus is 75% of base salary depending on whether the goals are achieved and the level of achievement of the goals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BNCCORP, INC.

By:	/s/ Gregory K. Cleveland
Gregory K. Cleveland
President

Date: September 9, 2005

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